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                                   EXHIBIT 11
              STATEMENT RE COMPUTATION OF INCOME (LOSS) PER SHARE
                                  ----------




                 (Dollars in thousands, except per share data)




                                             1995                            1994                              1993
                                   -------------------------        -----------------------          ------------------------
                                  Shares          Amount         Shares          Amount            Shares         Amount
                                  ------          ------         ------          ------            ------         ------
Weighted average
  number of shares
  and net income (loss)
  applicable to
  common stock                   3,744,967           786        3,744,967         ($1,463)       3,744,967          ($502)

Stock options granted,
  assumed issued since
  date of grant                     43,800                         40,900                           20,900


Less shares assumed
  to have been
  purchased under
  the treasury stock
  method                           (43,800)                       (40,900)                         (20,900)
                                  --------       -------        ---------        --------        ---------        -------

                                 3,744,967           786        3,744,967          (1,463)       3,744,967           (502)

Per share, primary                                  $.21                            ($.39)                          ($.13)
                                                    ====                            ======                          ======


Conversion of $1.80
    convertible
    preferred shares                59,028            27           59,028              27           59,028             27
                                 ---------          ----        ---------            ----        ---------           ----

                                 3,803,995          $813        3,803,995         ($1,436)       3,803,995          ($475)
                                 =========          ====        =========         ========       =========          ======

Per share, fully
    diluted                                           $.21                       ($.38)(1)                         ($.12)(1)
                                                      ====                       ======                             =====


(1) For 1994 and 1993, loss per share, fully diluted is reported as $.39 and $.13, respectively, in the consolidated financial statements because the effect of converting preferred shares is antidilutive.





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